Exhibit 10.220








                   RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT



                                 by and between



                                 ORGANON COMPANY

                                       and

                       LIGAND PHARMACEUTICALS INCORPORATED


                                      dated

                                FEBRUARY 11, 2000

                                TABLE OF CONTENTS

ARTICLE 1           -    DEFINITIONS............................................................................  4

ARTICLE 2           -    RESEARCH PROGRAM ......................................................................  9

ARTICLE 3           -    MANAGEMENT OF THE RESEARCH PROGRAM ...................................................  12

ARTICLE 4           -    DEVELOPMENT PROGRAM ..................................................................  14

ARTICLE 5           -    LICENSES -- RESEARCH, DEVELOPMENT,
                         MARKETING AND MANUFACTURING ..........................................................  15

ARTICLE 6           -    ROYALTIES, MILESTONES AND OTHER PAYMENTS..............................................  16

ARTICLE 7           -    INFRINGEMENT ACTIONS BY THIRD PARTIES................................................   21

ARTICLE 8           -    CONFIDENTIALITY.......................................................................  21

ARTICLE 9           -    PUBLICATION ..........................................................................  23

ARTICLE 10          -    PATENTS AND INVENTIONS................................................................. 24

ARTICLE 11          -    REPRESENTATIONS AND WARRANTIES........................................................  26

ARTICLE 12          -    TERM AND TERMINATION .................................................................  28

ARTICLE 13          -    FORCE MAJEURE.........................................................................  31

ARTICLE 14          -    ASSIGNMENT............................................................................  31

ARTICLE 15          -    REGULATORY MATTERS..................................................................... 32

ARTICLE 16          -    SEVERABILITY..........................................................................  32

ARTICLE 17          -    INDEMNIFICATION ......................................................................  33

ARTICLE 18          -    MISCELLANEOUS ........................................................................  33


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                   RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT



          THIS RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT, (this "Agreement"), effective the 11th day of February, 2000 (the "Agreement Date"), is by and between N.V. ORGANON COMPANY (herein "Organon"), having its principal place of business at Molenstraat 110, 5340BH, Oss, Netherlands, and LIGAND PHARMACEUTICALS INCORPORATED (herein "Ligand"), a Delaware corporation, having its principal place of business at 10275 Science Center Drive, San Diego, California 92121. Organon and Ligand may be referred to herein individually as a "Party" or collectively as the "Parties".


                                 R E C I T A L S

          WHEREAS, Ligand has developed certain expertise and acquired certain proprietary rights relating to the discovery and development of pharmaceutical products for the treatment and prevention of diseases, which products act through the progesterone receptor;

          WHEREAS, Organon has certain expertise in the discovery, development, marketing and sales of pharmaceutical products which act through the progesterone receptor;

          WHEREAS, Organon and Ligand desire to engage in a joint research and development effort to discover and/or design Nonsteroidal Compounds which act through the progesterone receptor and to develop pharmaceutical products from such compounds (the "Collaboration"); and

          WHEREAS, in conjunction with such joint research and development, Organon desires to sponsor certain research activities to be carried out by Ligand, and Ligand and Organon desire that Organon commercialize products resulting from the joint research;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Organon and Ligand agree as follows:

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                                    ARTICLE 1

                                   DEFINITIONS

     For the purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

     "ACT" shall have the meaning set forth in Section 10.5.

     "AFFILIATE" shall mean, with respect to a Party, any other business entity which directly or indirectly controls, is controlled by, or is under common control with, such Party. As used in this definition of "Affiliate", the term "control" shall mean direct or indirect beneficial ownership of more than ***% of the voting or income interest in such business entity or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other business entity by any means whatsoever.

     "AFFILIATED CUSTOMER" shall mean, with respect to a Party, any Affiliate or Sublicensee.

     "ANDA" shall have the meaning set forth in Section 10.5.

     "BACKGROUND TECHNOLOGY" shall mean all technology, inventions, information, data, know-how, compounds and materials (whether or not patented or patentable) that (a) relate to the discovery, design, synthesis, delivery, development, testing, use, manufacture or sale of Collaboration Compounds, Collaboration Lead Compounds or Products for use in the Field, (b) exist as of the Commencement Date, (c) are owned or Controlled by a Party hereto, and (d) are considered necessary for the conduct of the Collaboration by both Parties. Background Technology owned or Controlled by Ligand shall be referred to herein as "Ligand Background Technology. Background Technology owned or Controlled by Organon shall be referred to herein as "Organon Background Technology".

     "BACKUP COMPOUND" shall have the meaning set forth in Section 6.10.2.

     "CLAIM" shall have the meaning set forth in Article 17.

     "CLINICAL CANDIDATE" shall mean a Collaboration Compound in Clinical Development.

     "CLINICAL DEVELOPMENT" shall mean the development of any Collaboration Compound in the Field from and after the initiation of a Phase I clinical trial, through and including product registration.

     "COLLABORATION" shall have the meaning set forth in the third paragraph in the Recitals.


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     "COLLABORATION COMPOUND" shall mean a Nonsteroidal Compound which is first identified, first confirmed, first discovered, or first synthesized and identified by either Ligand or Organon as mediating the activity of the Designated Target during the Research Term and those Nonsteroidal Compounds under development by Organon as of the Commencement Date that mediate the activity of the Designated Target.

     "COLLABORATION LEAD COMPOUND" shall mean a Collaboration Compound or Background Technology compound, other than Ligand Background Technology compounds that are "Existing Compounds," and whose commercial use is restricted, *** that has met criteria established by the JRC of safety and efficacy for advancement into Pre-Clinical Development during the Research Term or any extension thereof and which is selected by Organon as a Collaboration Lead Compound according to Section 4.1. Attached hereto as Exhibit D is a complete list of the Ligand Background Technology compounds whose commercial use is restricted ***.

     "COLLABORATION TECHNOLOGY" shall mean (a) all Collaboration Compounds and information related thereto; (b) such technology, inventions, information, data, know-how and materials (whether or not patented or patentable) that (i) a Party hereto owns or Controls, (ii) related to the Field and (iii) are conceived, generated or reduced to practice during the Research Term pursuant to the Research Program, including, without limitation, improvements on either Party's Background Technology; and (c) all patents, trade secrets and other intellectual property rights covering any of (a) or (b).

     "COMMENCEMENT DATE" shall mean February 11, 2000.

     "COMPETING PRODUCT" shall mean, with respect to each specified Collaboration Compound or Product, any other Collaboration Compound or Product which (a) exhibits therapeutic or prophylactic activity which is similar to that exhibited by such specified Collaboration Compound or Product, or (b) which is being developed for *** for which the specified Collaboration Compound or Product is also being developed.

     "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 8.2


     "CONTROL" OR "CONTROLLED" shall mean possession of the ability to grant the licenses or sublicenses as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

     "DESIGNATED TARGET" shall mean the progesterone receptor, including all isoforms and variants thereof.

     "DEVELOPMENT CANDIDATE" shall mean a Collaboration Lead Compound which meets Organon's standard SOPP criteria and enters Pre-Clinical Development and for which Organon has developed a synthesis which it believes can be used for making quantities adequate for Clinical


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Development and which has been used to generate sufficient quantities of the material for Pre-Clinical Development and Phase I.

     "EUROPE" shall mean The Netherlands, France, Germany, Great Britain, Italy and Spain.

     "EXTENSION TERM" shall have the meaning set forth in Article 2.11.

     "FDA" shall mean the United States Food and Drug Administration or any successor entity thereto.

     "FIELD" shall mean the discovery, characterization, design and development of Nonsteroidal Compounds for the treatment or prevention of diseases whose beneficial effects are mediated through the Designated Target.

     "FINAL DEVELOPMENT PLAN" shall mean a detailed plan prepared by Organon for completing the preclinical development of a Collaboration Compound based on a Ligand chemical template which is adequate for submission of an IND and which is to be carried out in the time period described in Section 12.9 (a).

     "FTES" shall mean one or more researchers with appropriate qualifications employed by Ligand or Organon and assigned to work on the Collaboration with such time and effort to constitute one such researcher working on the Collaboration on a full time basis for no less than ***(***) hours per year.

     "IND" shall mean an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign equivalent.

     "INDEMNIFIED GROUP" shall have the meaning set forth in Article 17.

     "INVENTION" shall have the meaning set forth in Section 10.2.

     "INVENTOR" shall have meaning set forth in Section 10.2.

     "JOINT RESEARCH COMMITTEE" or "JRC" shall mean the joint research committee composed of representatives of Ligand and Organon described in Section 3.1 hereof.

     "NDA" shall mean a New Drug Application as defined in the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign equivalent.

     "NET SALES" shall mean with respect to a Product, or product subject to royalty under this Agreement , the gross amount invoiced to Non-Affiliated Customers for all units of such Product,


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or product subject to royalty under this Agreement , sold by Organon and its
Affiliated Customers, after deduction for the following items ***.

     "NON-AFFILIATED CUSTOMER" shall mean any purchaser of Product who is not an Affiliated Customer.

     "NONSTEROIDAL COMPOUND" shall mean a compound which is not a Steroid.

     "PATENT RIGHTS" shall mean, with respect to Organon or Ligand (a) all patent applications heretofore or hereafter filed in any country within the Territory owned or Controlled by or licensed to Ligand or Organon during the Term of this Agreement, together with any and all United States and foreign patents that have issued or in the future issue therefrom, and (b) all divisionals, continuations, continuations-in-part, reexaminations, reissues, renewals, substitutions, confirmation, registrations, revalidations, extensions or additions to any such patents and patent applications and patents issuing thereon; all to the extent and only to the extent that Ligand or Organon now has or hereafter will have the right to grant licenses or other rights thereunder. Patent Rights owned or Controlled by Ligand shall be referred to herein as "Ligand Patent Rights. Patent Rights owned or Controlled by Organon shall be referred to herein as "Organon Patent Rights".

     "PHASE I", "PHASE II", and "PHASE III" shall mean Phase I (or Phase I/II), Phase II and Phase III clinical trials, respectively, in each case as prescribed by the applicable Regulatory Agency's regulations.

     "PRE-CLINICAL DEVELOPMENT" shall mean, after selection of a Collaboration Lead Compound under Section 4.1, all activities undertaken by Organon to develop the Collaboration Lead Compound in the Field up to and including the initiation of Phase I clinical trials or, in the U.S., filing of an IND on such Collaboration Lead Compound, which are determined by the JRC or Organon to be necessary or desirable to file an IND on such Collaboration Lead Compound, including the preparation and filing of an IND.

     "PRIMARY SCREENING" shall mean conducting any assay, screen or other test on a compound under the Research Program to determine initially whether such compound mediates the activity of the Designated Target, including without limitation such assays, screens and other tests set forth in the Technical Operating Plan and which Ligand currently has in its possession.

     "PRODUCT" shall mean a pharmaceutical product which has as one of its active ingredients a Collaboration Lead Compound that has been approved by the applicable Regulatory Agency for marketing in a country for treatment, palliation or prevention of disease in the Field.

     "PRODUCT-LIGAND" shall mean a Product resulting from a Collaboration Lead Compound that is based on a chemical template originated by Ligand.

     "PRODUCT-ORGANON" shall mean a Product resulting from a Collaboration Lead Compound that is based on a chemical template originated by Organon from an Organon Background Technology compound.


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     "PROJECT LEADER" shall have the meaning set forth in Section 3.3.

     "REGULATORY AGENCY" shall mean the FDA and agencies of other governments of other countries having similar jurisdiction over the development, manufacturing, registration and marketing of pharmaceutical products.

     "RESEARCH PROGRAM" shall mean the program of research in which Ligand and Organon will participate and which is described generally in the Technical Operating Plan.

     "RESEARCH TERM" shall have the meaning set forth in Section 2.2.

     "SECONDARY SCREENING" shall mean conducting any assay, screen or other test using intracellular receptors on a Collaboration Compound for the purpose of confirming the results of the Primary Screening or to test such Collaboration Compound for cross-reactivity with other than the Designated Target.

     "STEROID" shall mean a compound possessing ***.

     "SUBLICENSEE" shall mean any Third Party who is granted the right to sell a Product.

     "TECHNICAL OPERATING PLAN" shall mean the research plan for the conduct of the collaboration set forth in present form in Exhibit B hereto. The Technical Operating Plan may be modified from time to time by the JRC in accordance with
Section 3.1.2.

     "TERM OF THIS AGREEMENT" shall mean the period from the Agreement Date until, with respect to each Product, the expiration of the last royalty obligation owed by one Party to the other with respect to such Product, or until this Agreement is otherwise terminated pursuant to its terms.

     "TERRITORY" shall mean the entire world.

     "THIRD PARTY" shall mean any party other than Organon or Ligand or an Affiliate of either of them.

     "TRIGGER EVENT" shall have the meaning set forth in Section 6.10.1.

     "VALID CLAIM" shall mean a claim of an issued, unexpired and unabandoned patent included within the Patent Rights owned or Controlled by a Party, which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise.

     "WITHHELD PARTY" shall have the meaning set forth in Section 6.6.


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     "WITHHOLDING PARTY" shall have the meaning set forth in Section 6.6.


                                    ARTICLE 2

                                RESEARCH PROGRAM

     2.1. CONDUCT OF RESEARCH. Each Party shall diligently conduct the work assigned to it in the Technical Operating Plan in a professional manner and in compliance with all requirements of applicable laws and regulations. Promptly after the Agreement Date, each Party shall disclose to the other all Background Technology then possessed by it which it deems to be relevant to the Field and which it deems to be necessary or helpful for the other Party to perform the work set out in the Technical Operating Plan. Each Party agrees to commit the qualified and experienced personnel, facilities, equipment, expertise and other resources necessary to perform its obligations under the Research Program.

     2.2. RESEARCH TERM. The term of the Research Program ("Research Term") shall begin on the Commencement Date and shall terminate on the second anniversary of the Commencement Date, unless Organon elects to extend the Research program in accordance with article 2.11 or terminate the Research Program early in accordance with article 12.7.

     2.3. ALLOCATION OF PERSONNEL. During the Research Term Ligand shall allocate ***(***) FTEs for the areas of activity agreed to by the JRC and set forth in the Technical Operating Plan. Organon shall allocate *** (***) FTEs for the areas of activity agreed to by the JRC and set forth in the Technical Operating Plan.

     2.4. SCREENING RESPONSIBILITY. Ligand shall have primary responsibility for conducting *** and *** as set forth in the Technical Operating Plan and as designated by the JRC.

     2.5. TRANSFER OF BACKGROUND TECHNOLOGY. Commencing after the Commencement Data, and from time to time thereafter, each Party shall disclose to the other Party such of its Background Technology as is reasonably necessary to enable the other Party to perform Collaboration activities hereunder in accordance with the Technical Operating Plan. During the Research Term, each Party will provide the other Party with reasonable technical assistance relating to the use and practice of such Party's Background Technology, solely to the extent permitted under the licenses granted to the other Party herein. Absent an express decision by the JRC, Ligand Background Technology will not be applied to the development of Collaboration Compounds which are based on an Organon originated chemical template.

     2.6. SUBCONTRACTS. Neither Ligand nor Organon shall subcontract to Third Parties portions


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of the Technical Operating Plan to be performed by it or contract with consultants to provide services specifically relating to the Technical Operating Plan to any Third Party without the prior consent of the JRC, which consent shall not be unreasonably withheld. Any such subcontractor shall enter into a confidentiality agreement with the contracting Party which shall require such subcontractor to maintain Confidential Information in confidence, and any such subcontractor shall be required to comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory practices and good manufacturing practices. The contracting Party shall negotiate and execute the applicable agreement with such Third Party, at its expense, and shall supervise and be responsible under this Agreement for such subcontracted work. All such subcontracts shall contain terms consistent with the terms of this Agreement.

     2.7. INFORMATION AND REPORTS CONCERNING COLLABORATION TECHNOLOGY. All Collaboration Technology made by either Party will be promptly disclosed to the other Party, with significant discoveries or advances being communicated as soon as practical after such information is obtained or its significance is appreciated. The Parties will exchange at least monthly verbal or written reports presenting a meaningful summary of their activities performed under this Agreement. In addition to the foregoing, each Party shall promptly provide to the other, as necessary, biological materials and the structures of all Collaboration Compounds prepared or developed by such Party pursuant to the Research Program.

     2.8. FUNDING OF THE RESEARCH PROGRAM. In consideration for Ligand's performance of its obligations under the Research Program, Organon shall pay Ligand an amount for the FTEs employed by Ligand in the Research Program according to the following schedule:

         During year 2000:    $*** per FTE per year.

         From January 1st 2001 to December 31, 2001: $*** per FTE per year


***

During the Research Term, Organon shall pay Ligand quarterly in advance for services to be performed by Ligand's FTEs under the Research Program upon receipt of an invoice from Ligand. The first payment shall be due and payable on the Commencement Date and shall include payment for any services to be rendered between the Commencement and the next calendar quarter. Subsequent payments shall be due and payable on the first day of each calendar quarter starting with the calendar quarter starting on April 1, 2000. Ligand shall apply the research funding it receives from Organon under this Agreement solely toward the conduct of research with the goal of achieving the objectives of the Research Program.

         2.9. ***. During the Research Term Ligand and Organon shall conduct research with respect to identifying Collaboration Lead Compounds based on both Ligand and Organon chemical


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templates. Except as permited in Article 12, during the Research Term, ***.

     2.10 RECORDS.

          2.10.1 RECORDS. Ligand and Organon each shall maintain records, in sufficient detail and in accordance with recognized scientific practices appropriate for patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under all applicable laws and regulations). Such records shall include books, records, raw data, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Research Program including any data required to be maintained pursuant to all requirements of applicable laws, rules and regulations.

          2.10.2 INSPECTION OF RECORDS. During the Research Term and ***, Ligand and Organon each shall have the right, during normal business hours and upon reasonable notice, to inspect all such records of the other Party to the extent reasonably required for the performance of its obligations under this Agreement (with the Party owning the records determining what is reasonably required). Each Party shall maintain such records and the information of the other Party contained therein in confidence in accordance with Article 8 and shall not use such records or information except to the extent otherwise permitted by this Agreement. Ligand shall maintain sufficient records to verify the calculation of Ligand's allocation of Ligand FTEs to the Research Program as required under
Section 2.3. Ligand shall supply Organon with quarterly reports of the FTE allocation to the Research Program. Not more than once each year during the Research Term and *** Organon shall have the right, during normal business hours and upon reasonable notice, to audit such records to verify such allocation. Organon shall treat all financial information subject to review under this
Section 2.10 as confidential in accordance with the terms of Article 8. Ligand shall promptly reimburse Organon for any overcharge for services provided under the Research Program.

     2.11. EXTENSION OF RESEARCH TERM. Organon shall have the right to further extend the Research Term for additional ***(***) *** periods (the "Extension Term") by giving Ligand written notice at least *** (***) *** before the second anniversary of the Commencement Date with respect to the first such Extension Term and *** (***) *** before the expiration of any subsequent Extension Term; provided, however, that the cummulative Extension Term shall not exceed *** (***) *** unless agreed to by Ligand. The amount paid to Ligand per FTE during any extension shall be in accordance with Section 2.8.

     2.12 ***

     2.13 *** In accordance with ARTICLE 312.160, Title 21, Code of US Federal Regulations, the Parties certify that the Background Technology compounds and Collaboration Compounds


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transferred from one Party to the other under this Agreement will be used only for laboratory research or clinical research in accordance with applicable law. ***


                                    ARTICLE 3

                       MANAGEMENT OF THE RESEARCH PROGRAM

     3.1 JOINT RESEARCH COMMITTEE.

          3.1.1 COMPOSITION OF THE JRC. The Research Program and all pre-clinical testing of Collaboration Compounds before commencing Pre-Clinical Development shall be conducted under the direction of the JRC. The JRC shall be composed of three (3) named representatives of Organon and three (3) named representatives of Ligand. The named representatives shall designate one member to serve as chairperson of the JRC for the first year of the Research Term. Thereafter, the JRC will appoint a successor chairman. Each Party will identify its representatives to the JRC within thirty (30) days after the Commencement Date and each Party shall have the right to replace its representatives at any time in its sole discretion after giving notice to the other Party.

          3.1.2 RESPONSIBILITIES OF THE JRC. The purposes of the JRC shall be to review, direct, supervise and coordinate all operational and scientific aspects of the Research Program and all pre-clinical testing of Collaboration Compounds before commencement of Pre-Clinical Development. As part of its responsibilities, the JRC shall (a) promptly after the Commencement Date affirm criteria of safety and efficacy set forth in the Technical Operating Plan for advancement of Collaboration Compounds into Pre-Clinical Development as Collaboration Lead Compounds and establish joint research teams to carry out the Research Program, (b) review the research by Ligand and Organon under the Research Program and the pre-clinical testing of Collaboration Compounds before commencement of Pre-Clinical Development and amend the Technical Operating Plan accordingly, (c) monitor the progress of the Research Program and evaluate the work performed and the results obtained in relation to the goals of the Research Program, (d) plan future activities under, and make any necessary or desirable modifications to, the Research Program and the Technical Operating Plan, (e) recommend Collaboration Compounds for further evaluation by the Parties under the Research Program and for Pre-Clinical Development and Clinical Development by Organon, and (f) perform such other functions to which the Parties agree. The Party hosting each meeting of the JRC promptly shall prepare and deliver to the other Party within fifteen (15) business days after the date of such meeting, minutes of such meeting setting forth all decisions of the JRC relating to the Research Program in form and content reasonably acceptable to the other Party.

          3.1.3 MEETINGS OF THE JRC. The JRC shall meet at least once each quarter during the Research Term, at such times and places as agreed to by Ligand and Organon, alternating between San Diego, California and Oss, The Netherlands, or such other locations as the Parties shall agree. The JRC and any of its members may meet or attend meetings by telephone or video conference. The JRC will communicate regularly by telephone, facsimile and video conference. Meetings and telephone and video conferences of the JRC may be attended by such other directors,

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officers, employees, consultants and other agents of Ligand and Organon as the
Parties from time to time reasonably agree. Ligand and Organon will bear their own costs in attending such meetings.

          3.1.4 ACTIONS BY THE JRC. All decisions of the JRC shall be made by unanimous vote of all of the members.

     3.2 DISAGREEMENTS. All disagreements within the JRC shall be resolved by presenting the disagreement to David E. Robinson or his successor as Chief Executive Officer on behalf of Ligand, and the Managing Director R&D on behalf of Organon, or their designees, for good faith resolution, for a period of ***(***) ***. If such disagreement is not resolved by the end of such *** (***) *** period, the Parties shall be free to pursue any legal or equitable remedy available to them.

     3.3 PROJECT LEADERS. Ligand and Organon each shall appoint a person (a "Project Leader") to coordinate its part of the Research Program. The Project Leaders shall be the primary contacts between the Parties with respect to the Research Program. Each Party shall notify the other within thirty (30) days of the date of the Commencement Date of the appointment of its Project Leader and shall promptly notify the other Party upon changing this appointment.



                                    ARTICLE 4

                               DEVELOPMENT PROGRAM

     4.1. PRE-CLINICAL DEVELOPMENT. The JRC will review the characteristics of the Collaboration Compounds identified under the Research Program, and the JRC will attempt to select certain Collaboration Compounds to be recommended to Organon for further work in the Field as a "Collaboration Lead Compound". Further, Organon shall have the right in its sole discretion, but without the obligation, during the Term of the Agreement to select (either on its own or in response to a recommendation from the JRC) Collaboration Compounds or Background Technology compounds for such further work in the Field. Upon a written recommendation by the JRC, Organon will use diligent efforts to conduct all needed studies on such Collaboration Compound or Background Technology compound to determine if such Collaboration Compound or Background Technology compound shall be selected by Organon as a "Collaboration Lead Compound" and shall make such selection within *** (***) *** of such recommendation by the JRC. If so selected, Organon shall conduct Pre-Clinical Development of each such selected Collaboration Compound in such manner as Organon shall determine in its sole discretion, upon availability of an adequate supply of the Collaboration Compound for Pre-Clinical Development and Phase I, and shall inform Ligand and the JRC of the progress and results thereof. If not selected, then Ligand shall have the right ***(***) *** following the date of recommendation by the JRC to develop and commercialize the compound as if it were an abandoned Collaboration Compound in accordance with Section 5.3.1


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if the abandoned Collaboration Compound is based on a chemical template originated by Ligand.

     4.2. CLINICAL DEVELOPMENT. Organon shall use diligent efforts to pursue the Clinical Development and commercialization of each Collaboration Lead Compound at its own expense and under its sole discretion. Notwithstanding anything else in this Agreement, but subject to Ligand's rights under Section 5.3, Organon shall have the sole discretion to determine (a) which Products to develop or market or to continue to develop or market, (b) which Products to seek regulatory approval for, and (c) when and where and how and on what terms and conditions, to market such Products in the Territory.

     4.3 DEVELOPMENT INFORMATION. Organon shall be the owner of any data, information, inventions and discoveries generated as a result of the Pre-Clinical Development, Clinical Development and commercialization of Collaboration Lead Compounds and Products. Within thirty (30) days after the end of each twelve (12) month period following the commencement of Preclinical Development by Organon of the first Collaboration Lead Compound, Organon shall provide to Ligand a reasonably detailed written development report which shall describe the progress of the Preclinical Development and/or Clinical Development of the Collaboration Lead Compound or Product and the filing and obtaining of the approvals necessary for marketing. The report shall contain not less than the information identified in Exhibit A hereto.


                                    ARTICLE 5

                       LICENSES -- RESEARCH, DEVELOPMENT,
                           MARKETING AND MANUFACTURING

     5.1 CROSS-LICENSES TO BACKGROUND TECHNOLOGY. Each Party hereby grants and agrees to grant to the other a worldwide, non-exclusive, royalty-free license to use and practice such Party's Background Technology solely to the extent necessary for the other Party to perform its obligations under the Research Program, until the termination of the Research Term. Notwithstanding the foregoing, the granting Party may terminate such license granted by it hereunder immediately upon its termination of this Agreement for breach by the other Party under Section 12.3.

     5.2 LICENSE GRANT TO ORGANON. Ligand hereby grants to Organon an exclusive, worldwide license, with the right to sublicense, which license shall be exclusive even as to Ligand, under Ligand's Patent Rights and Collaboration Technology owned or Controlled by or licensed to Ligand, including Ligand's rights in any jointly owned Patent Rights to the extent necessary, to develop, make, have made, use, manufacture, have manufactured, import, promote, offer for sale, sell, distribute, market and commercialize (with the right to sublicense) any Products in the Field.


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The rights granted Organon by Ligand under this Section 5.2 do not include the right to commercialize compounds which ***.

     5.3 LIGAND RIGHTS.

          5.3.1 At any time ***, Ligand shall have the right in its sole discretion at its sole expense, for its own benefit or together with an Affiliate or Third Party, to develop and commercialize in the Territory those Collaboration Lead Compounds which Organon notifies Ligand that it has abandoned or elected not to develop in the Field if the abandoned Collaboration Lead Compound is based on a chemical template originated by Ligand, provided that Organon, or any of its Affiliates or Sublicensees is not developing or commercializing the Collaboration Lead Compound for any other pharmaceutical purpose and not conducting Pre-Clinical Development or Clinical Development with respect to, or selling or commercializing, a Competing Product.

          5.3.2 Except in the case of termination by Organon under Section 12.3 below, if Organon notifies Ligand that ***, Ligand shall have the right in its sole discretion at its sole expense, for its own benefit or together with an Affiliate or Third Party, to commercialize such Product in such abandoned country, provided that Organon, its Affiliates or Sublicensees is ***.

          5.3.3 In the event that Organon decides, in its sole discretion, to license a Product to Third Parties, it shall first notify Ligand in writing and offer to negotiate such arrangement with Ligand. If Ligand notifies Organon that it desires to negotiate for such rights within ***(***) *** of receipt of notification from Organon, the Parties shall in good faith and for a period of *** (***) ***, negotiate the terms of any such commercial arrangement. If no definitive written agreement on such terms is reached within such *** (***) *** period, Organon may at any time thereafter transfer such rights to a Third Party.

          5.3.4 If Ligand exercises its rights under Sections 5.3.1 or 5.3.2 with respect to any Collaboration Lead Compound or Product owned by or licensed to Organon, Organon (a) shall grant to Ligand an exclusive license (with the exclusive right to sublicense) to make, have made, use and sell (i) such abandoned Collaboration Lead Compounds in the Field in the Territory or (ii) such Products in the Field in the country(ies) for which Organon has abandoned the Product, (b) shall provide Ligand, at Ligand's expense, with all such information and data which Organon, its Affiliates or Sublicensees reasonably has available in such country or the Territory as the case may be, for example access to drug master file, clinical and QA data and the like, and shall execute such instruments as reasonably necessary , to effectuate such license , and (c) thereafter shall have no further rights under this Agreement in the Territory with respect to such Collaboration Lead Compound or in the abandoned country(ies) with respect to such Product except as expressly provided in this Agreement. If Ligand exercises the right to develop and commercialize a Collaboration Lead Compound or Product under Sections 5.3.1 or 5.3.2, upon exercise that right shall be exclusive and with the right to grant sublicenses.


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                                    ARTICLE 6

                    ROYALTIES, MILESTONES AND OTHER PAYMENTS

     6.1. REIMBURSEMENT FOR RESEARCH AND DEVELOPMENT. As consideration for research and development expense incurred by Ligand in the Field, upon receipt of an invoice from Ligand, Organon shall pay Ligand a fee of ***(***) due and payable upon ***.

     6.2. ROYALTIES PAYABLE BY ORGANON. In consideration for the technology and know-how provided by Ligand to the Research Program and for the licenses granted to Organon herein, Organon shall pay to Ligand a royalty on worldwide sales of Products by Organon and Affiliated Customers to Non-Affiliated Customers of Organon equal to a percentage of the annual Net Sales of such Products, where the percentage rate applicable to a particular sale shall be determined based on the total annual Net Sales of Products and whether the Product is a Product-Ligand or a Product-Organon according to the following rate schedule:

                                                      Annual Net Sales (in millions)
         ROYALTY PERCENTAGE                          OF EACH PRODUCT IN THE TERRITORY

PRODUCT-LIGAND           PRODUCT-ORGANON
         ***%                   ***%                          up to ***
         ***%                   ***%                          in excess of *** and up to ***
         ***%                   ***%                          in excess of *** and up to ***
         ***%                   ***%                          in excess of ***

By way of clarification, the royalty on a Product-Ligand with annual Net Sales of *** million would be ***% for the first *** million, ***% for the second *** million, ***% for the next *** million and ***% for the remaining *** million. The royalties shall be payable with respect to a particular Product, on a country-by-country basis, until the later of (a) expiration in the particular country of the last to expire Valid Claim owned or Controlled by Ligand or jointly owned by Ligand and Organon that is necessary to make, use, import for sale or sell such Product in such country, or (b) *** (***) *** from the date of the first sale of such Product to a Third Party in such country; provided that such royalty obligation shall terminate upon ***.

     6.3 ADJUSTMENTS TO ROYALTY.

     (a) No ROYALTY CREDIT. All royalties Organon is already obligated as of the Agreement Date, or becomes obligated after the Agreement Date, to pay to any Third Party in connection with the manufacture, use or sale of a Collaboration Lead Compound or Product shall be the sole obligation of Organon and shall not affect royalties payable to Ligand under this Agreement.


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     6.4 CURRENCY OF PAYMENT. All payments to be made under this Agreement shall be made in United States dollars in the United States by wire transfer to a bank account designated by the Party to be paid. Royalties earned shall first be determined in the currency of the country in which they are earned and then converted to its equivalent in United States currency. The buying rates of exchange for the currencies involved into the currency of the United States quoted by Citibank (or its successor in interest) in New York, New York at the close of business on the last business day of the quarterly period in which the royalties were earned shall be used to determine any such conversion.

     6.5 PAYMENT AND REPORTING. The royalties due under Section 6.2 shall be paid quarterly, within three (3) months after the close of each calendar quarter, or earlier if practical (i.e., on or before the last day of each of the months of June, September, December and March), immediately following each quarterly period in which such royalties are earned. With each such quarterly payment, the payer shall furnish the payee a royalty statement setting forth on a country-by-country basis the total number of units, gross amount invoiced, deductions taken according to each category listed in the Net Sales definition, and Net Sales of each royalty-bearing Product sold hereunder for the quarterly period for which the royalties are due.

     6.6 TAXES WITHHELD. Any income or other tax that one Party hereunder, its Affiliates or Sublicensees is required to withhold (the "Withholding Party") and pay on behalf of the other Party hereunder (the "Withheld Party") with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to the Withheld Party; provided, however, that in regard to any tax so deducted, the Withholding Party shall give or cause to be given to the Withheld Party such assistance as may reasonably be necessary to enable the Withheld Party to claim exemption therefrom or credit therefor, and in each case shall furnish the Withheld Party proper evidence of the taxes paid on its behalf.

     6.7 COMPUTATION OF ROYALTIES. All sales of Products between the selling Party and any of its Affiliated Customers shall be disregarded for purposes of computing Net Sales and royalties under this Section 6, but in such instances royalties shall be payable only upon sales of the selling Party and its Affiliated Customers to Non-Affiliated Customers. Nothing herein contained shall obligate either Party to pay the other Party more than one royalty on any unit of a Product.

     6.8 LICENSES TO AFFILIATES AND SUBLICENSEES. Each Party shall, at the other Party's reasonable request, enter into license and/or royalty agreements directly with the other Party's Affiliates and permitted Sublicensees, in lieu of the license grant to or royalty obligation of the requesting Party; provided such agreements would not decrease the amount of royalties which would be owed hereunder. Such agreements shall contain the same language as contained herein with appropriate changes in parties and territory, and this Agreement shall be amended as appropriate. No such license and/or royalty agreement will relieve Organon or Ligand, as the case may be, of its obligations hereunder, and such Party will guarantee the obligations of its Affiliate or sublicense in any such agreement. Royalties received directly from one Party's Affiliates and Sublicensees shall be credited towards such Party's royalty obligations under this Agreement, as applicable.

     6.9 RESTRICTIONS ON PAYMENTS. Payment of royalties under this Agreement shall be adjusted

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

or excused to the extent necessary to comply with statutes, laws, codes or government regulations in a particular country which restrict or prevent such royalty payments by the seller of Products.

     6.10 Milestone Payments.

          6.10.1 TRIGGER EVENTS: As additional consideration for Ligand's participation in the Research Program, Organon shall pay Ligand, at the times set forth below, milestone payments set forth below with respect to each Collaboration Lead Compound based on a chemical template originated by Ligand to achieve such milestone, except as permitted in Section 6.10.2. Organon shall pay Ligand, at the times set forth below, ***% of the milestone payments set forth below with respect to each Collaboration Lead Compound based on a chemical template originated by Organon,

     a. ***

     b. ***

     c. ***

     d. ***

     e. ***

For convenience of reference, each of the events described in clauses (a) through (e) above is referred to herein as a "Trigger Event".

          6.10.2 BACKUP COMPOUNDS. Except as provided in this Section 6.10.2, ***. If development of the more advanced Collaboration Lead Compound is abandoned prior to occurrence of the Trigger Event described in Section 6.10.1(e), Organon will have to make *** per cent (***%) of the milestone payments for Trigger Events achieved by the Backup Compound that were not achieved by the abandoned Collaboration Lead Compound. If the Backup Compound reaches a Trigger Event before the Collaboration Lead Compound for which it is a backup compound, Organon will make *** per cent (***%) of the milestone payment for that and each subsequent Trigger Event reached by the Backup Compound but shall not be required to make the milestone payment for that and each subsequent Trigger Event realized by the Collaboration Lead Compound for which a milestone payment is made for the Backup Compound. If a Backup Compound reaches Trigger Event 6.10.1(b) for a different therapeutic indication than that for which the Collaboration Lead Compound is being developed, Ligand shall be paid the 6.10.1(a) milestone and the 6.10.1(b) milestone and thereafter the Backup Compound shall be treated under 6.10.1 as a Collaboration Lead Compound. If a Collaboration Lead Compound reaches Trigger Event 6.10.1(e) and Organon continues to develop a Backup Compound for it, upon reaching the next Trigger Event for that Backup Compound Organon shall pay Ligand the milestone payment for that and all prior Trigger


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

Events reached by the Backup Compound and thereafter the Backup Compound shall be treated under 6.10.1 as a Collaboration Lead Compound.

     6.11 AUDITS.

          6.11.1 AUDITS. Upon the written request of Ligand and not more than once in each calendar year, Organon shall permit an independent certified public accounting firm of nationally recognized standing, selected by Ligand and reasonably acceptable to Organon, at Ligand's expense, to have access during normal business hours to such of the records of Organon as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for eight (8) quarters prior to the date of such request. The accounting firm shall be bound by confidentiality obligations and shall disclose to Ligand only whether the records are correct or not and, if applicable, the amount of any discrepancies.

          6.11.2 If such accounting firm concludes that additional royalties were owed during such period, Organon shall pay the additional royalties within *** (***) *** of the date Ligand delivers to Organon such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by Ligand; provided, however, if the audit discloses that the royalties payable by Organon for the audited period are more than *** percent (***%) of the royalties actually paid for such period, then Organon shall pay the reasonable fees and expenses charged by such accounting firm.

          6.11.3 Organon shall include in each permitted sublicense granted by it pursuant to the Agreement a provision requiring the Sublicensee to make reports to Organon, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Ligand's accounting firm to the same extent required of Organon under the Agreement. Upon the expiration of twenty-four (24) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Ligand, Organon and its Sublicensees, and such Sublicensees shall be released from any liability or accountability with respect to royalties for such year.



                                    ARTICLE 7

                      INFRINGEMENT ACTIONS BY THIRD PARTIES

     If a Party, or to its knowledge, any of its Affiliates or Sublicensees shall be sued or threatened to be sued for infringement of a patent or other intellectual property rights of a Third Party because of the reasonable development, manufacture, use or sale of Collaboration Compounds, Collaboration Lead Compounds or Products or any other action undertaken by such Party under this Agreement, such Party shall promptly notify the other in writing of the


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

institution or threat of such action. The Party sued or threatened to be sued shall have the right, in its sole discretion, to control the defense and settlement of such claim at its own expense, in which event the other Party shall cooperate fully in the defense of such suit and furnish to the Party sued all evidence and assistance in its control. Any judgments, settlements or damages payable with respect to legal proceedings covered by this Article 7 shall be paid by the Party which controls the litigation, subject to any claims against the other Party for breach of this Agreement or otherwise available at law or in equity. Any Third Party royalty payments required to be paid as the result of a judgment or settlement under this Article 7 shall be paid by the Party controlling the suit subject to any claims against the other Party for breach of this Agreement or otherwise available at law or in equity; provided, however, (a) in the case of a Product sold by Organon, if such Third Party royalty payments or damages arise from the infringement of a patent published or granted before the date of this Agreement having a claim or claims which cover the screening activities of Ligand or use of Ligand Background Technology under the Research Program, the Third Party royalty payments or damages shall be creditable against the royalty due Ligand under Article 6; or (b) in the case of a Product sold by Organon, if such Third Party royalty payments arise from the infringement of a granted patent published after the date of this Agreement having a claim or claims which cover the screening activities of Ligand or use of Ligand Background Technology under the Research Program, *** per cent (***% ) of the Third Party royalty payments shall be creditable against the royalty due Ligand under Article 6, but in no event shall the royalty due Ligand be reduced by more than ***per cent (***%) under this subsection (b).


                                    ARTICLE 8

                                 CONFIDENTIALITY

     8.1 NONDISCLOSURE OBLIGATIONS. Except as otherwise provided in this Article 8 and subject to Article 9 hereof, during the Term of this Agreement and for a period of *** (***) *** thereafter, (a) both Parties shall maintain in confidence all Collaboration Technology and information and data developed pursuant to the Collaboration and solely owned by the disclosing Party or jointly owned by the Parties; and (b) both Parties shall also maintain in confidence and use only for purposes of this Agreement all Background Technology and all other information and data supplied by the other Party under this Agreement.

     8.2 PERMITTED DISCLOSURES. For purposes of this Article 8, information and data described in clauses (a) or (b) of Section 8.1 above shall be referred to as "Confidential Information". To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, (a) a Party may disclose Confidential Information it is otherwise obligated under this Article 8 not to disclose to its Affiliates, Sublicensees, consultants, outside contractors, clinical investigators, agent, suppliers and other Third Parties on a need-to-know basis on condition that such persons or entities agree to keep the Confidential Information confidential for the same time periods


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and to the same extent as such Party is required to keep the Confidential
Information confidential; (b) a Party or its Affiliates or Sublicensees may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to conduct Pre-Clinical Development, Clinical Development or commercialization of Collaboration Lead Compounds or Products or to obtain patents on Collaboration Compounds, Collaboration Lead Compounds or Products ; (c) a Party may disclose Confidential Information as required by applicable law, regulation or judicial process, provided that, where practicable, such Party shall give the other Party prior written notice thereof and adequate opportunity to object to any such disclosure or to request confidential treatment thereof; and (d) a Party may disclose Confidential Information as permitted under Article 9.

     The obligation not to disclose or use the Confidential Information shall not apply to any part of the Confidential Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the Party obligated not to disclose such Confidential Information or its Affiliates or Sublicensees in contravention of this Agreement; or (ii) is disclosed to the receiving Party or its Affiliates or Sublicensees by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other Party on a confidential basis; or
(iii) prior to disclosure under this Agreement, was already in the possession of the receiving Party or any of its Affiliates or Sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other Party on a confidential basis; (iv) is independently developed by the receiving Party or any of its Affiliates of sublicenses without aid or use of the Confidential Information; or (v) is disclosed in a press release agreed to by both Parties under Section 8.3 below.

     8.3. PUBLICITY. All publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby (other than publications by Organon of results of Pre-Clinical Development, Clinical Development or post-marketing research) shall be reviewed in advance by, and shall be subject to the approval of, both Parties; provided, however, that either Party may (a) disclose the terms of this Agreement to the extent required to comply with applicable securities laws and in that case , the non-disclosing Party shall have the right to review and comment on such disclosure prior to its submission and the disclosing Party shall cooperate to minimize the scope and content of such disclosure, and (b) disclose the terms of this Agreement to prospective lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party, but only if the disclosing Party obtains a signed confidentiality agreement with such entity upon terms similar to those contained in this Article 8. The Parties have agreed to issue a press release in the form attached hereto as Exhibit C following execution of this Agreement.

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                                    ARTICLE 9

                                   PUBLICATION

     The Parties shall cooperate in appropriate publication of the results of the Research Program, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, it is agreed that prior to any public disclosure of such results, the Party proposing disclosure shall send the other Party a copy of the information to be disclosed, and shall allow the other Party *** from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the reviewing Party which such Party desires to maintain as a trade secret. If notification is not received during the ***, the Party proposing disclosure shall be free to proceed with the disclosure. If due to a valid business reason or a belief by the non-disclosing Party that the disclosure contains subject matter for which a patentable invention should be sought, then prior to the expiration of the ***, the non-disclosing Party shall so notify the disclosing Party, who shall then delay public disclosure of the information for an additional period of up to *** to permit the preparation and filing of a patent application on the subject matter to be disclosed or other action to be taken. The Party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice. In no event may any publication or other disclosure contain a Party's Confidential Information without such Party's prior written consent. Ligand shall not publish the results of the Pre-Clinical Development or the Clinical Development of any Collaboration Lead Compound or any other information or data relating to a Collaboration Compound, Collaboration Lead Compound or Product without Organon's prior written consent. Organon may publish the results of the Pre-Clinical Development and Clinical Development without Ligand's prior written consent provided that no such publication shall contain Confidential Information solely owned by Ligand.

                                   ARTICLE 10

                             PATENTS AND INVENTIONS

     10.1 OWNERSHIP OF BACKGROUND TECHNOLOGY. Except as otherwise set forth herein, each Party shall retain ownership or Control, as the case may be, over its Background Technology. The owner of any patentable Background Technology shall have the right, at its option and expense, to prepare, file and prosecute (including without limitation in administrative proceedings such as oppositions and interferences) in its own name any patent applications with respect to such Background Technology and to maintain any patents issued.

     10.2 OWNERSHIP OF COLLABORATION TECHNOLOGY. Except as otherwise set forth herein, ownership of Collaboration Technology (whether or not patentable) shall be owned by the Party(ies)


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whose employee(s) are determined to be inventors in accordance with United
States laws of inventorship. Subject to Section 10.3, the owner (the "Inventor") of any patentable Collaboration Technology (an "Invention") shall have the right, at its option and expense and through attorneys and agents of its choice, to prepare, file and prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences and requests for patent extensions or supplementary protection certificates) in its own name any patent applications with respect to any Invention owned by it and to maintain any patents issued. In connection therewith, the non-Inventor Party agrees to cooperate with the Inventor at the Inventor's expense in the preparation and prosecution of all such patent applications and in the maintenance of any patents issued. The obligations set forth in this Section 10.2 shall survive the expiration or termination of this Agreement.

     10.3 JOINT INVENTIONS. ***; however, subject to Section 10.2, Organon will have the rights and responsibilities of the Inventor as described in this
Section 10 with respect to the preparation, filing, prosecution and maintenance of patent applications in the name of both owners for any such patentable, *** and Ligand shall have the rights and responsibilities of *** therein. Organon shall have the right but not the obligation to pay all expenses in connection with the preparation, filing and prosecution of patent applications that claim patentable, ***. Organon shall from time to time notify Ligand of the amount of such expenses, and Ligand shall promptly thereafter pay Organon ***percent (***%) of its out-of-pocket expenses. As used in the preceding sentence "out-of-pocket expenses" means direct costs, excluding internal labor costs. Ligand may elect in writing to disclaim all interest in any jointly invented Invention, in which case (a) such Invention will be solely owned by Organon, and Ligand will cooperate to assure Organon's sole ownership, (b) Ligand will have no further interest in such Invention, by ownership, license or otherwise, and
(c) Ligand will not be responsible for reimbursing Organon for any expenses incurred by Organon from and after the date that Organon receives Ligand's written disclaimer. Organon may elect in writing to disclaim all interest in any jointly invented Inventions, in which case (i) such Invention will be solely owned by Ligand and Ligand shall be solely liable for any expenses incurred with respect to such Invention after Organon's disclaimer, and Organon will cooperate to assure Ligand's sole ownership, (ii) Organon will have no further interest in such Invention, by ownership, license or otherwise, and (iii) Organon will, at Ligand's cost and request, continue the preparation, filing and prosecution of the relevant patent application(s) for up to four weeks following Organon's delivery of written disclaimer, if failure to so continue would have a material adverse impact on such patent application(s).

     10.4 PROTECTION OF PATENT RIGHTS.

     (a) The Inventor shall prepare, prosecute and maintain (and shall use reasonable efforts to keep the other Party currently informed of all steps to be taken in such preparation, prosecution and maintenance) all of its Patent Rights which claim an Invention and upon request shall furnish the other Party with copies of such Patent Rights and other related correspondence relating to such Invention to and from patent offices and permit the other Party to offer its comments thereon before the Inventor makes a submission to a patent office which could materially affect the scope or validity


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of the patent coverage that may result. The Inventor will inform the
Non-Inventor of the countries in which it intends to file for Patent Rights. The non-Inventor Party shall offer its comments promptly, including any request that the Patent Rights be filed in additional countries. Ligand and Organon shall each promptly notify the other of any infringement or unauthorized use of an Invention which comes to its attention.

     (b) If the Inventor fails to (i) fulfill its obligations under this Section 10, (ii) protect against abandonment of a Patent Right which claims an Invention, or (iii) file for Patent Rights in a country requested by the Non-Inventor, the Inventor shall permit the non-Inventor Party, at its option and expense, to undertake such obligations, and thereafter such Patent Rights shall be deemed to be assigned to such non-Inventor Party in the affected countries. The Party not undertaking such actions shall fully cooperate with the other Party and shall provide to the other Party whatever assignments and other documents that may be needed in connection therewith. The Party finally conducting legal actions or proceedings against an alleged infringer or other Party shall be entitled to any damages or costs awarded against such infringer or other Party.

     (c) In the event Ligand or Organon becomes aware of any actual or threatened infringement of any Patent Right of either Party which claims an Invention, that Party shall promptly notify the other, and the Parties' representatives shall promptly discuss how to proceed in connection with such actual or threatened infringement. If both Parties participate in the conduct of a legal action pursuant to this Section 10.4(c), (i) if one Party files, the actual costs and expenses of such action shall be reimbursed first to the filing Party and then to the participating Party out of any damages or other monetary awards recovered therein in favor of Organon or Ligand, or (ii) if both Parties file, the actual costs and expenses of such action shall be reimbursed proportionally between the Parties out of any damages or other monetary awards recovered therein in favor of Organon or Ligand, based on the actual costs and expenses incurred by each Party in connection with such action. Any remaining damages received by Organon shall then be treated as Net Sales of Product by Organon. If one Party alone conducts such legal action, ***percent (***%) of the actual costs and expenses of such action shall be reimbursed to such Party out of any damages or other monetary awards; any remaining damages shall then be treated as Net Sales of Product. If either Party commences any actions or proceedings (legal or otherwise) pursuant to this Section 10.4(c), it shall prosecute the same vigorously at its expense and shall not abandon or compromise them or fail to exercise any rights of appeal without giving the other Party the right to take over the prosecuting Party's conduct at such other Party's own expense.

     10.5 NOTIFICATION OF PATENT TERM RESTORATION AND THIRD PARTY ABBREVIATED NEW DRUG APPLICATIONS. Ligand or Organon, as the case may be, shall notify the other Party of (a) the issuance of each U.S. patent, or foreign patent where extension is possible, included within the Patent Rights which claim an Invention, giving the date of issue and patent number for each such patent, and
(b) each notice pertaining to any patent included within the Patent Rights which claim an Invention which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the "Act") or equivalent foreign laws, including notices


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                                                         Organon Initial [/s/JV]
pursuant to 21 U.S.C. ss.355(b)(3) and ss.355(j)(2)(B)from persons who have filed an abbreviated NDA ("ANDA"). Such notices shall be given promptly, but in any event within ten (10) calendar days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable. The Parties will assist with each other's efforts to seek patent extensions within the meaning of this Section 10.5.

     10.6 Any dispute between the Parties regarding the inventorship of an Invention or Joint Invention made under the Research Program shall be resolved through appointment of an independent patent counsel, mutually acceptable to the Parties, after consideration of all evidence submitted by the Parties. The expense of the independent patent counsel shall be borne equally by Ligand and Organon.

     10.7 TRADE SECRETS. If a Party owns an Invention which can be usefully practiced as a trade secret, it shall have the right to not seek Patent Rights on that Invention and all rights to use that trade secret shall revert to it upon expiration or termination of the Research Program. In the case of a jointly owned Invention, if the Parties do not agree to keep it a trade secret, at the request of either Party, the procedures of Articles 10.3 and 10.4 shall apply to said Invention.


                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

     Each Party hereby represents and warrants to the other Party as follows:

     11.1 CORPORATE EXISTENCE AND POWER. Such Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on such Party's ability to perform its obligations under this Agreement.

     11.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such Party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms and does not conflict with Ligand's obligations under the agreement made between Ligand and American Home Products Incorporated prior to the Agreement Date .

     11.3 CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

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

     11.4 NO CONFLICT. Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations or any of the terms of its certificate of incorporation or by-laws.

     11.5 INTELLECTUAL PROPERTY. Such Party (a) owns or is the licensee in good standing of all Patent Rights presently contemplated to be used by it in connection with the Research Program, except to the extent that such use is to be based upon patents, trademarks and other intellectual property furnished by the other Party; (b) is not in default with respect to any license agreement related to the Research Program; (c) has received no notice of infringement or misappropriation of any alleged rights asserted by any Third Party in relation to any Background Technology to be used by it in connection with the Research Program and (d) is not aware of any patent, trade secret or other right of any Third Party which could materially adversely affect its ability to carry out its responsibilities under this Agreement or the other Party's ability to exercise or exploit any license granted to it under this Agreement. Such Party agrees to immediately notify the other Party in writing in the event such Party hereafter becomes in default under any license agreement referred to in (b) above, or receives a notice of the type referred to in (c) above or becomes aware of any patent trade secret or other right of the nature referred to in subpart (d) of the preceding sentence.

     11.6 DISCLAIMER OF WARRANTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY LIGAND OR ORGANON (A) THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE PATENT RIGHTS, (B) THAT ANY PATENT WITHIN THE PATENT RIGHTS WHICH ISSUES WILL BE VALID, OR (C) THAT, EXCEPT FOR THE PROVISIONS OF SECTION 11.5 HEREIN WHICH SHALL NOT BE AFFECTED BY THIS SECTION 11.6, THE USE OF ANY LICENSE GRANTED HEREUNDER OR THE USE OF ANY PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY. FURTHERMORE, NEITHER LIGAND NOR ORGANON MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PATENT RIGHTS EXCEPT AS PROVIDED IN SECTION 11.5. LIGAND AND ORGANON EACH SPECIFICALLY DISCLAIM THAT THE RESEARCH PROGRAM OR THE PRE-CLINICAL DEVELOPMENT OR CLINICAL DEVELOPMENT WILL BE SUCCESSFUL, IN WHOLE OR IN PART, OR THAT ANY CLINICAL OR OTHER STUDIES UNDERTAKEN BY IT WILL BE SUCCESSFUL. ORGANON DOES NOT WARRANT THAT ITS EFFORTS TO RESEARCH, DEVELOP OR COMMERCIALIZE ANY COLLABORATION COMPOUND, COLLABORATION LEAD COMPOUND OR PRODUCT WILL RESULT IN REGULATORY APPROVAL OF ANY PRODUCT, NOR DOES ORGANON WARRANT THAT ANY SUCH PRODUCT WILL ACHIEVE ANY LEVEL OF NET SALES OR BE CONTINUED IF IT OBTAINS REGULATORY APPROVAL. EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, EACH PARTY HEREBY DISCLAIMS ANY WARRANTY, EXPRESSED OR IMPLIED, AS TO ANY PRODUCT SOLD OR PLACED IN COMMERCE BY OR ON BEHALF OF ORGANON OR ITS AFFILIATES OR SUBLICENSEES.

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

                                   ARTICLE 12

                              TERM AND TERMINATION

     12.1 EXPIRATION. Unless terminated earlier by agreement of the Parties or pursuant to this Article 12, this Agreement shall expire on the expiration of the last to expire of all obligations to pay royalties under this Agreement.

     12.2 TERMINATION OF AGREEMENT AT END OF RESEARCH TERM. Organon shall have the right to terminate this Agreement at the end of the Research Term, or any extension thereof, by giving Ligand ***(***) *** written notice if no Collaboration Lead Compound has been selected. Each Party shall then return to the other Party the Background Technology of such other Party that is in its possession. After such termination Ligand shall have the right to develop and market Collaboration Compounds based on a Ligand chemical template without the obligation to pay milestones or royalties to Organon and Organon shall have the right to develop and market Collaboration Compounds based on an Organon chemical template without the obligation to pay milestones or royalties to Ligand.

     12.3 TERMINATION FOR BREACH. A Party shall have the right to terminate the Term of this Agreement for a material breach of this Agreement; provided, however, that termination cannot occur until ***(***) *** after the giving of notice of intention to terminate to the breaching Party and only if the breach is not cured during such *** (***) *** period.

     In the event of an uncured breach of a material obligation under this Agreement, the non-breaching Party may terminate the Term of this Agreement and each Party shall retain such ownership interest in the Collaboration Technology as it shall hold on the date of the termination, provided, however, that (i) the licenses granted to the non-breaching Party under Article 5 shall remain in full force and effect (and the breaching Party shall transfer to the non-breaching Party such Background Technology and Collaboration Technology as shall be necessary to permit the non-breaching Party to continue conduct of the Research Program) but the breaching Party shall forfeit all rights to develop and promote all Collaboration Compounds, Collaboration Lead Compounds and Products, (ii) the breaching Party shall not conduct any further research in the Field for a period of *** from the effective date of such early termination, (iii) all licenses granted to such breaching Party under this Agreement may be immediately terminated by the non-breaching Party, (iv) any royalties due the breaching Party under this Agreement shall be reduced by *** percent (***%), and (v) if the breach relates specifically to a Collaboration Lead Compound or Product, this Agreement may only be terminated as it relates to such Collaboration Lead Compound or Product and shall remain in full force and effect as it relates to all other Collaboration Lead Compounds and Products.

     12.4 TERMINATION OF AGREEMENT BY ORGANON. Organon shall have the right to terminate


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

this Agreement by giving written notice to Ligand of its intention to do so in the event that neither Ligand nor Organon is able to obtain a license for technology that is necessary for the conduct of the Research Program and that is claimed in Third Party patents, or other intellectual property. Notice of termination cannot be effective less than *** (***) *** from the date upon which Organon advises Ligand in writing that such technology is necessary for the conduct of the Research Program. The termination shall be effective *** (***) *** after the giving of the notice. Upon termination each Party shall return to the other Party the Background Technology of such other Party that is in its possession. If Organon has selected a Collaboration Lead Compound prior to termination under this section it shall be required to pay Ligand milestones and royalties for its development and commercialization of the Collaboration Lead Compound as a Product as if this agreement remains in full force and effect.

     12.5 EFFECT OF EXPIRATION OR TERMINATION. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. The representations and warranties contained in this Agreement as well as those rights and obligations contained in the terms of this Agreement which by their intent or meaning have validity beyond the Term of this Agreement shall survive the termination or expiration of this Agreement. The provisions of Sections 2.10.2 and 4.3, and Articles 5, 8, 9, 11, and 17 shall survive the expiration or termination of this Agreement. Any rights and obligations which have accrued prior to termination or expiration of this Agreement in any respect shall survive such termination or expiration.

     12.6 BANKRUPTCY. Either Party shall have the right to terminate this Agreement effective immediately in the event the other Party files a voluntary petition in bankruptcy, is adjudicated as bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within fifteen (15) days an involuntary petition in bankruptcy filed against it.

     12.7 EARLY TERMINATION OF THE RESEARCH PROGRAM. Organon shall have the right to terminate the Research Program, without termination of this Agreement, by giving Ligand written notice of its intention to do so not later than ***(***) *** from the Commencement Date. The termination of the Research Program will be effective *** (***) *** after the Commencement Date. After termination of the Research Program Ligand shall have the right to use only Ligand Background Technology in the Field, without restriction, including the right to collaborate with a Third Party to develop Products based on a chemical template originated by Ligand.

     12.8 RIGHTS UPON ARTICLE 14 ASSIGNMENT. If Ligand makes a permitted assignment of this Agreement under Article 14 other than to its Affiliate whose performance it guarantees, Organon may terminate the Research Program with Ligand and undertake the development of Products from Collaboration Compounds and Collaboration Lead Compounds under the same terms and conditions of this Agreement applicable when the Research Program runs its full course.


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

     12.9 OTHER TERMINATION RIGHTS.

          a) Ligand shall have the right to terminate this Agreement in the following circumstances: (i) if no Collaboration Compound based on a chemical template originated by Ligand is declared a Development Candidate during the Research Term (including any extension thereof as permitted by this Agreement or by mutual agreement of Organon and Ligand), (ii) if no Development Compound based on a chemical template originated by Ligand has become a Clinical Candidate by the end of a period commencing on the end of the Research term and ending *** later unless, prior to the expiration of the *** period, Organon has presented Ligand with a Final Development Plan for a Development Compound based on a chemical template originated by Ligand; (iii) *** after presentation of the Final Development Plan if the Development Compound to which it is directed has not become a Clinical Candidate; or (iv) if, after the end of the Research Term (including any extensions thereof), Clinical Development of a Clinical Candidate which is a Collaboration Compound based on a chemical template originated by Ligand is abandoned except in the circumstance where another Development Candidate or Clinical Candidate based on a clinical template originated by Ligand has progressed in development such that, if it were the only such compound in development, Ligand could not terminate under this Section 12.9.

          b) In consideration of Ligand entering this Agreement, Organon agrees not to declare a Collaboration Compound based on a chemical template originated by Organon to be a Development Candidate during the period beginning on the Commencement Date and ending on the second anniversary of the Commencement Date.

          c) In the case of termination of this Agreement by Ligand pursuant to subsection (a), all rights to Ligand Background Technology and Collaboration Compounds based on a chemical template originated by Ligand shall resort to Ligand. If Ligand develops and commercializes a Collaboration Compound based on a Ligand chemical template after termination under subsection (a) above, it shall owe no milestone or royalty payment to Organon based on the development and commercialization of that Collaboration Compound. If Organon develops and commercializes a Collaboration Compound based on an Organon chemical template after termination under subsection (a) above, it shall owe no milestone or royalties to Ligand based on development and commercialization of that Collaboration Compound.


                                   ARTICLE 13

                                  FORCE MAJEURE

     Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the


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

reasonable control of the affected Party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party, provided that the Party so affected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.


                                   ARTICLE 14

                                   ASSIGNMENT

     This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred ***; provided, however, that *** may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business pertaining to this Agreement, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. This Agreement shall be binding upon, subject to the terms of the foregoing sentence, inure to the benefit of the Parties' successors, legal representatives and assigns. A permitted assignment under this Article 14 by Ligand shall not preclude the exercise of Organon's right to terminate the Research Program under Section 12.8.


                                   ARTICLE 15

                               REGULATORY MATTERS

     15.1 SIDE EFFECTS AND ADVERSE EVENTS. Ligand shall advise Organon within the time limits required by applicable FDA laws and regulations (or similar foreign laws and regulations) by telefax or overnight delivery service addressed to the attention of its Vice President, Medical Affairs of any unexpected side effect, adverse reaction or injury which has been brought to Ligand's attention at any place and which is alleged to have been caused by a Product. Organon shall have all rights and responsibilities to report such side effect, adverse reaction or injury to the appropriate regulatory authorities as required by applicable law.

     15.2 PRODUCT RECALL. In the event that Organon determines that an event, incident or circumstance has occurred which may result in the need for a recall or other removal of any Product, or any lot or lots thereof, from the market, it shall notify Ligand with respect thereto. Organon shall, in its sole discretion, have the right to order any such recall or other removal and Ligand shall cooperate with such recall.


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

     15.3 REGULATORY MATTERS. From and after the Commencement Date, the preparation, filing and prosecution of INDs, NDAs and other regulatory filings required to be filed with any Regulatory Agency in respect of a Product will be in the name of, under sole control of, and at the responsibility of Organon and its Affiliates. Further, Organon and/or its Affiliates shall own all regulatory


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                                                         Organon Initial [/s/JV]
documentation relating to such filings. The costs of preparation, filing and prosecution of regulatory filings with regard to Products incurred on or after the Commencement Date shall be borne entirely by Organon as long as Organon retains rights to commercialize such Product hereunder. Organon shall be solely responsible for all contacts and communications with governmental and regulatory authorities with respect to all matters relating to any Product (including reporting adverse drug reactions). Unless required by law, Ligand shall have no contacts or communications with any governmental or regulatory authority regarding any Product without the prior written consent of Organon. Ligand shall provide Organon with copies of all communications received from any governmental or regulatory authority relating to any Product and shall allow Organon at its discretion to control and/or participate in any further contacts or communications in connection therewith.


                                   ARTICLE 16

                                  SEVERABILITY

     If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court or other governmental authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.


                                   ARTICLE 17

                                 INDEMNIFICATION

     Each of Organon and Ligand agrees to indemnify, hold harmless, and defend the other Party and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (such Party's "Indemnified Groups") from and against any claims by a Third Party resulting in the award or payment of any judgments, expenses (including reasonable attorney's fees), damages and awards (collectively a "Claim") arising out of or resulting from (a) its negligence or willful misconduct, (b) a breach of any of its representations, warranties or obligations hereunder, or (c) such Party's research and development, manufacture, use, promotion, marketing or sale of any Collaboration Compounds, Collaboration Lead Compounds or Products, except to the extent that such Claim arises out of or results from the negligence or misconduct of a Party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such Party's Indemnified Group. A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified Party shall immediately give notice to the indemnifying Party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying Party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any

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

injured Parties and available witnesses. No member of the Indemnified Group shall make any payment or incur any expense in connection with any such Claim without prior written consent of the indemnifying party, provided, however, that an indemnitee may take any reasonably appropriate action that is necessary to preserve or avoid prejudice to its interests after the indemnifying party has been notified of the Claim if the indemnitor states that it does not believe that the indemnification obligations described herein apply to such Claim or if the indemnitor does not or cannot perform its indemnity obligations hereunder. The indemnifying Party shall have the right, but not the obligation, to control any such action. The obligations set forth in this Article 17 shall survive the expiration or termination of this Agreement.


                                   ARTICLE 18

                                  MISCELLANEOUS

     18.1 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, or U.S. overnight courier), U.S. overnight courier, postage prepaid (where applicable), or delivered by certified mail, postage prepaid, return receipt requested to the address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

  If to Ligand:      Ligand Pharmaceuticals Incorporated
                     10275 Science Center Drive
                     San Diego, California 92121
                     Attention:  General Counsel

  With a copy to:    Ligand Pharmaceuticals Incorporated
                     10275 Science Center Drive
                     San Diego, California 92121
                     Attention:  Chief Scientific Officer

  If to Organon:     Organon
                     Molenstraat 110
                     5340 BH Oss
                     The Netherlands
                     Attention: Director Research

  With a copy to:    AKZONOBEL Nederland B.V.
                     Wethouder van Eschstraat 1
                     5342 AV Oss
                     The Netherlands
                     Attention:  Legal Affairs Department


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

     18.2 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to its conflicts of law provisions, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

     18.3 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

     18.4 HEADINGS. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     18.5 INDEPENDENT CONTRACTORS. Each of Organon and Ligand acknowledges and agrees that neither it nor any of its employees are employees of the other Party and that neither it nor any of its employees are eligible to participate in any employee benefit plans of such other Party. Each of Organon and Ligand further acknowledges that neither it nor any of its employees are eligible to participate in any such benefit plans even if it is later determined that its or any of its employees' status during the period of this Agreement was that of an employee of the other Party. In addition, each of Organon and Ligand waives any claim that it may have under the terms of any such benefit plans or under any law for participation in or benefits under any of the other Party's benefit plans.

     18.6 WAIVER. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

     18.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18.8 GOVERNING LANGUAGE: This Agreement has been prepared and executed in the English language. No authorized translation has been prepared or executed. In the event that any translation is prepared, the English language version of this Agreement shall govern. All written correspondence between the parties shall be in the English language, including all reports due under this Agreement.

     18.9 DISPUTE RESOLUTION.

     a) The Parties shall attempt in good faith to resolve promptly any dispute arising out of or relating to this Agreement by negotiation. If the matter can not be resolved in the normal course of business any interested party shall give the other party written notice of any such dispute not resolved, after which the dispute shall be referred to the senior executives of the Parties as described in Section 3.2 for resolution of JRC disputes , who shall likewise attempt to resolve the

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

dispute.

     If a dispute has not been resolved by negotiation within ***(***) *** of the disputing party's written notice, or if the parties fail to meet within *** (***) *** from such notice, the parties shall endeavour to settle the dispute by mediation under the supervision of and in accordance with the guidelines of the Centre for Dispute Resolution (CEDR) in London, UK. Unless otherwise agreed, both parties or each individual party may request the CEDR to appoint an independent mediator. The language of mediation shall be English and the seat of the mediation shall be New York, New York.

     b) If the dispute has not been resolved by non-binding means as provided in subsection (a) above within ninety (90) days of the initiation of such procedure, the dispute shall be finally and exclusively settled in New York, New York, or any other mutually agreed upon venue under the Uncitral Arbitration Rules by three (3) independent arbitrators appointed in accordance with said Rules. The appointing authority shall be the American Arbitration Association. The language of the arbitration shall be English. The arbitration, except as provided in the paragraph below, shall be in lieu of any other remedy and the award shall be final, binding and enforceable by any court having jurisdiction for that purpose.

     This Article shall, however, not be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate.



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     IN WITNESS WHEREOF, the Parties have executed this Research, Development and License Agreement as of the date first set forth above.

ORGANON COMPANY                               LIGAND PHARMACEUTICALS
                                              INCORPORATED


By:   /S/ C.NICHOLSON                       By:      /S/ WILLIAM L. RESPESS
     ---------------------                       --------------------------
                                                       William L. Respess

Title:  Director Research                     Title:  Senior Vice President,
                                                      General Counsel and
                                                      Secretary
By:    /S/ M J VERGOUWEN
      ---------------------


Title:  Managing Director R&D



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


                                    EXHIBIT A

                             REPORTING REQUIREMENTS



Each report required under Section 4.3 will include the following:

1. The declaration of a Collaboration Compound to be a Collaboration Lead Compound.

2. The Projected and actual dates of filing of each IND for a Collaboration Lead Compound.

3. Projected and actual initiation dates for clinical trials for each Collaboration Lead Compound for all indications.

4.   Projected and actual dates of completion of clinical phases.

5. A summary of the purpose of each clinical trial of a Collaboration Lead Compound.

6. The projected and actual completion dates of each trial of a Collaboration Lead Compound.

7. Any projected and actual dates of NDA submissions for each Collaboration Lead Compound and any FDA response thereto.

8. Copies of any publications (preclinical and clinical) by Organon or its investigators or Organon's third party collaborators/investigators concerning Collaboration Lead Compounds upon request by Ligand.

9. Copies of materials presented to financial analysts concerning a Collaboration Lead Compound upon request by Ligand.

                                    EXHIBIT B
                            TECHNICAL OPERATING PLAN

                  DEVELOPMENT OF PR AGONIST CLINICAL CANDIDATES
                                     FOR ***

I.   RESEARCH PROGRAM GOAL

         To use Ligand's existing non-steroidal progestin templates to develop clinical candidates which:

         ***

II.  PR PROGRAM RATIONALE

         ***

III. PROFILE FOR A NOVEL NON-STEROIDAL PROGESTIN AGONIST

         ***

IV.  INDICATIONS

     A. PRIMARY

         ***

     B. SECONDARY

         ***

V.   MOLECULAR AND CELL-BASED PROFILING ASSAYS (PHASE I)

     A.  REPRESENTATIVE LIGAND ASSAYS

         ***

VI.  EFFICACY AND SELECTIVITY ASSAYS

     A.  IN VITRO MODELS (PHASE I/II)

         ***

     B.  IN VIVO MODELS (PHASE I/II)

         ***




*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT B
                            TECHNICAL OPERATING PLAN

VII. MEDICINAL CHEMISTRY

     A.  ASSUMPTIONS

          ***

     B.  DRUG DISCOVERY ACTIVITIES

          ***

VIII. ACTIVITIES IN SUPPORT OF PRE-CLINICAL CANDIDATE OPTIMIZATION

      A.       BIOLOGY

          ***

      B.       CHEMISTRY

          ***

IX.  APPENDICES

     THE FOLLOWING (DRAFT) LISTS OF CRITERIA AND CONSIDERATIONS FOR THE ORGANON-LIGAND CO-OPERATION ON NON-STEROIDAL, TISSUE SELECTIVE PR-MODULATORS, IS PROVISIONAL AND INTENDED AS A POINT OF REFERENCE FOR THE CRITERIA, STANDARDS AND CONSIDERATIONS TO BE INCORPORATED IN A FUTURE PHARMACOCHEMICAL PLAN (PCP).

         Abbreviations:

              S&T:Synthesis & Testing
              SOPP:        Collaboration Lead Compound
              PCP:PharmacoChemical Plan

         A.       S & T - AND SOPP-CRITERIA

                  ***

         B.       QUALITATIVE SOPP-CRITERIA
                  (to be elaborated in PCP)

                  ***

         C.       ORGANON STANDARD SOPP-CHECKLIST
                  (to be discussed and finalized in the PCP)

                  ***

         D.       POTENCY-CRITERIA

                  ***




*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT B
                            TECHNICAL OPERATING PLAN

E.   FLOW-CHART FOR S & T PHASE

  ----------------------------------------------------------
    Flow Chart of S&T PHASE
  ----------------------------------------------------------

         ***

F.   DRAFT "CO"-STANDARDS

         ***





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                            EXHIBIT C

 ------------------------------------------------------------------------------
                        PROPOSED PRESS RELEASE TIMETABLE
 ------------------------------------------------------------------------------
    IF RECEIPT OF FUNDS IS CONFIRMED BY LIGAND ON MONDAY, FEBRUARY 14, 2000,
      THEN ISSUE RELEASE MONDAY, FEBRUARY 14, 2000, AFTER MARKET CLOSES AT
                                 5:15 P.M. EST
     IF CONFIRMATION OF RECEIPT OF FUNDS IS NOT RECEIVED BY MID-DAY MONDAY,
      THEN ISSUE RELEASE TUESDAY, FEBRUARY 15, 2000 BEFORE MARKET OPENS AT
                                8:15 A.M. EST OR
         TUESDAY, FEBRUARY 15, 2000 AFTER MARKET CLOSES AT 5:15 P.M. EST

 ------------------------------------------------------------------------------


                                                  Ligand Contact:  Paul V. Maier
                                                                  (858) 550-7573

                                             Organon Contact:  Dr. E.C. Havenaar
                                                                  +31.412.662132


              LIGAND AND ORGANON ENTER INTO RESEARCH COLLABORATION

   -- COLLABORATION WILL FOCUS ON RESEARCH OF COMPOUNDS FOR THE TREATMENT AND
                    PREVENTION OF GYNECOLOGICAL DISORDERS --

     SAN DIEGO, CALIFORNIA AND OSS, THE NETHERLANDS - February __, 2000 - Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) and Organon announced today that they have signed a Collaboration Agreement to focus on the discovery, characterization, design and development of small molecule compounds with potential effects for the treatment and prevention of gynecological diseases mediated through the progesterone receptor.

     The objective of the collaboration is the discovery of new non-steroidal compounds which are tissue-selective in nature and may have fewer side effects. Such compounds may provide utility in hormone replacement therapy, oral contraception, reproductive diseases, and other hormone-related disorders.

     "The research collaboration with Organon marks Ligand's tenth research collaboration to date and Ligand's fourth collaboration focusing on sex hormone modulators," said Ligand Chairman, President and CEO David E. Robinson. "The Organon collaboration should aid Ligand in its strategy of building a diversified royalty-based business focusing on the development of Ligand's broad technology platform, which includes the estrogen and progesterone receptor modulators. Four products from existing collaborations focusing on these hormone modulators are currently in clinical development."

     Under the terms of the agreement, Ligand has received undisclosed up front payments for research reimbursements and may receive milestone and royalty payments on a product-by-product basis. Organon has been granted exclusive worldwide rights to manufacture and sell any products resulting from the collaboration.

     Driek Vergouwen, Managing Director R&D of Organon commented on the new collaboration: "The collaboration with Ligand complements our internal research and development programs in the areas of gynecology. Promising compounds resulting from this collaboration could significantly augment Organon's existing portfolio of marketed medicines in this field."

     Andres Negro-Vilar, M.D., Ph.D., Ligand Senior Vice President of Research and Development and Chief Scientific Officer, said, "Organon's strength in the research, development and marketing of gynecological products in areas such as contraception, hormone replacement therapy, osteoporosis and infertility complements Ligand's leadership and technology in female hormone research. The significant experience and pharmaceutical expertise of Organon will allow the pursuit of development of our technology in large health care markets." N.V. ORGANON

     NV Organon develops and produces pharmaceutical products in fields such as gynaecology, psychiatry, athero-thrombosis, and auto-immune diseases. The company employs more than 11,500 employees worldwide. The company invests over 17 percent of its sales income in its drug discovery and development programmes. NV Organon is one of the pharmaceutical business units of Akzo Nobel. Akzo Nobel, based in the Netherlands, serves customers throughout the world with healthcare products, coatings, and chemicals. The company currently employs approximately 68,000 people in almost 75 countries. Consolidated sales for 1999 will total about EUR 12 billion (NLG 26 billion). LIGAND PHARMACEUTICALS INCORPORATED

     Ligand Pharmaceuticals Incorporated discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, skin diseases, and men's and women's hormone-related diseases, as well as osteoporosis, metabolic disorders and cardiovascular and inflammatory diseases. In addition to the recently approved Targretin(R) capsules, Ligand had two drugs approved during 1999 for marketing in the U.S. -- ONTAK(R) and Panretin(R) gel -- that are being marketed through its specialty cancer and HIV-center sales force in the U.S. Targretin(R) gel is currently under review by the FDA for marketing approval in the U.S., and two additional oncology-related products -- Morphelan(TM) (licensed from Elan) and Panretin(R) capsules -- are in late-stage development. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to Intracellular Receptors (IR) and Signal Transducers and Activators of Transcription (STATs).

     This news release may contain certain forward-looking statements by Ligand and actual results could differ materially from those described as a result of factors outside of the control of Ligand. There can be no assurance that (a) the collaborative arrangement will be successful or continued, (b) Ligand will receive any further reimbursement amounts for the prior development of its technology or any milestone payments for the discovery and/or development of any compounds, (c) any compounds will be discovered and/or be deemed appropriate for further testing, pre-clinical development or clinical development, (d) any products under development by Ligand or any of its collaborative partners, including Organon, will receive approval from the FDA or other authorities to market any of these products; (e) if successfully developed and thereafter approved, there will be a market for the drugs. Additional information concerning these and other factors affecting Ligand's business can be found in press releases as well as in Ligand's public periodic filings with the Securities and Exchange Commission, available via our web site at HTTP://WWW.LIGAND.COM. Ligand undertakes no obligations to update the matters discussed herein to reflect events after the date of this press release.

                                      # # #

     NOTE: Panretin(R)and Targretin(R)are registered trademarks of Ligand Pharmaceuticals Incorporated, and ONTAK(R)is a registered trademark of Seragen, Inc., a wholly owned subsidiary of Ligand.

                                      # # #

                                    EXHIBIT D

                         (23 pages including cover page)








 LIST OF THE LIGAND BACKGROUND TECHNOLOGY COMPOUNDS SUBJECT TO RESTRICTIONS ***






*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT D

                                       ***




*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.